Exhibit 10.2

LOAN TERM SHEET

This Loan Term Sheet dated 5/29/2026 (the “Loan Effective Date”) between FalconX Charlie, Inc (“Lender”) and Avalanche Treasury Company LLC (“Borrower”) and incorporates all of the terms of the Master Lender Agreement between Lender and Borrower on March 20, 2026 as per the following specific terms:

Lender:	FalconX Charlie, Inc.

Borrower:	Avalanche Treasury Company LLC

Loaned Assets:	$25,000,000

Loan Fee:	7.00% p.a.

Loan Type:	Open Loan

Collateral:	AVAX

Initial Collateral Ratio:	200%

Margin Call Limit:	180%

Liquidation Threshold/Default Limit:	160%

Refund Limit:	230%

Additional Terms:

Permitted staking of the AVAX Collateral is strictly subject to the following limitations: (i) no more than seventy-five percent (75%) of the total AVAX Collateral may be staked at any given time; and (ii) all staked AVAX must be structured using a laddered epoch strategy ensuring that a minimum of fifty percent (50%) of the aggregate staked position matures and reverts to an unstaked, fully liquid status on a rolling seven-day (weekly) cycle.

FalconX Charlie, Inc		Avalanche Treasury Company LLC

By:	/s/ Matthew Lepow	By:	/s/ Gerald Bartholomew Smith
Name: Matthew Lepow		Name: Gerald Bartholomew Smith
Title: Authorized Signer		Title: Authorized Signer